UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2025

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 4, 2025, Adverum Biotechnologies, Inc. (the “Company”) announced two-year long-term follow-up data from the Company’s LUNA Phase 2 clinical trial of Ixoberogene soroparvovec (“Ixo-vec”) in patients with wet age-related macular degeneration (“AMD”). In connection with the data release, the Company compiled a presentation (the “Presentation”) that includes the data referenced above. A copy of the Presentation is furnished as Exhibit 99.1. For important information about forward-looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As noted in Item 7.01, on December 4, 2025, the Company announced two-year long-term follow-up data from the Company’s LUNA Phase 2 clinical trial of Ixo-vec in patients with wet AMD. Ixo-vec is the Company’s clinical-stage gene therapy product candidate for the treatment of wet AMD.

Ixo-vec at both the Phase 3 dose (6E10 vg/eye) and the higher dose (2E11 vg/eye) demonstrated a robust, consistent, and sustained reduction over two years in anti-VEGF injection burden for previously treated, high-need wet AMD patients. Mean annualized injection rates through two years dropped from approximately 10 in the year prior to enrollment to 1.1 in the 6E10 group and 0.9 in the 2E11 group, representing a consistent ~90% reduction in both dose groups.

Sustained anatomic control and best corrected visual acuity were observed across both groups through two years. Ixo-vec continued to be well tolerated, with no new inflammation (i.e., ≥ 1+ anterior chamber or vitreous cells) observed after week 30 in participants receiving the 6E10 dose and local prophylaxis. These results reinforce the potential of Ixo-vec to meaningfully and sustainably reduce treatment burden while providing robust and durable disease control over two years in a high-need patient population.

The Company anticipates completing full enrollment of its pivotal Phase 3 ARTEMIS trial on December 5, 2025, enrolling 110% of the original target.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements regarding: the long-term potential best-in-class product profile of Ixo-vec; potential best-in-class injection-free rates and reduction in injection burden of Ixo-vec; the trial design of the Company’s clinical trials and anticipated timing of enrollment and completion; the potential of Ixo-vec to meaningfully and sustainably reduce treatment burden while providing robust and durable disease control; the potential life-long therapeutic benefit and predictable safety profile of Ixo-vec; the potential of Ixo-vec to shift the treatment paradigm for patients with wet AMD; the ability to establish gene therapy as a standard of care for wet AMD patients; the likelihood of clinical, regulatory and commercial success of Ixo-vec; and other statements that are not historical fact. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including risks inherent to, without limitation: the Company’s novel technology, which makes it difficult to predict the timing of commencement and completion of clinical trials; regulatory uncertainties; enrollment uncertainties; the results of clinical trials not always being predictive of future clinical trials and results; the potential for future complications or side effects in connection with use of Ixo-vec; manufacturing and distribution risks of Ixo-vec that may result in additional costs or delays; our reliance on third parties to conduct our ongoing and planned clinical trials, which could delay our clinical development and be unsuccessful; and risks associated with market conditions. Additional risks and uncertainties facing the Company are set forth under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 12, 2025 and subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Slide presentation.

104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: December 4, 2025	By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer